Exhibit 3.37

Mail to:	STATE OF NEW JERSEY	Oversight to:
DIVISION OF REVENUE

“FEE REQUIRED”	PUBLIC RECORDS FILING FOR NEW BUSINESS ENTITY

Fill out all information below INCLUDING INFORMATION FOR ITEM II, and sign in the space provided. Please note that once filed, this form constitutes your original certificate of incorporation/formation/registration/authority, and the information contained in the filed form is considered public. Refer to the instruction for delivery/return options, filing fees and field-by-field requirements. Remember to remit the appropriate fee amount. Use attachments if more space is required for any field, or if you wish to add articles for the public record.

Business Name: PNK Development 13, LLC

______________________
Type of Business Entity: L L C (See Instructions for Codes, Page 21, Item 2)	3. Business Purpose: to transact any or all lawful business ((See Instructions, Page 22. Item 3) for which a limited liability company may be organized under the New Jersey Limited Company Act

4. Stock (Domestic Corporations only; LLC’s and Non Profit leave blank):	5. Duration (If Indefinite or Perpetual, leave blank):

6. State of Formation/ Incorporation (Foreign Entities Only):	7. Date of Formation/Incorporation (Foreign Entities Only):

8. Contact Information:
Registered Agent Name: Corporation Service Company

Registered Office: (Must be a New Jersey street address) Street 830 Bear Tavern Road _____________ City West Trenton _________ Zip 08628	Main Business or Principal Business Address: c/o Corporation Service Company Street 830 Bear Tavern Road _____________ City West Trenton State NJ Zip 08628

9.	Management (Domestic Corporations and Limited Partnerships Only)

•	For-Profit and Professional Corporations list initial Board of Directors, minimum of 1

•	Domestic Non-Profits list Board of Trustees, minimum of 3;

•	Limited Partnerships list all General Partners.

Name	Street Address	City	State	Zip

The designators hereby certify that the business entity has complied with all applicable laws, requirements pursuant to the laws of the State of New Jersey

10.    Incorporators (Domestic Corporations Only, minimum of 1)

Name	Street Address	City	State	Zip

Signature(s) for the Public Record (See Instruction for Information o» Signature Requirements)

Name	Title	Date

John A. Godfrey	Authorized Representative	1/3/06

Public Records Filing for New Business Entity (continued)

II.	Additional Entity - Specific information

A.	Domestic Non-Profit Corporations (Title 15A) - For IRS exemption considerations, see Instructions.
la.	The corporation shall have members: ☐ Yes ☐ No

If yes, qualification shall be:

☐ As set forth in the by-laws or, ☐ As set forth herein.

1b.	The rights and limitations of the different classes of members shall be:

☐ As set forth in the by-laws or, ☐ As set forth herein.

2.	The method of electing the trustees shall be:

☐ As set forth in the by-laws or, ☐ As set forth herein.

3.	The method of distribution of assets shall be:

☐ As set forth in the by-laws or, ☐ As set forth herein.

B.	Foreign Corporations - Profit, Non-Profit and Foreign Legal Professional (Titles 14A and 15A)

Attach a certificate of good standing/existence from the state of incorporation not greater than 30 days old to this form.

C.	Limited Partnerships (Title 42:2A)
1.	Set forth the aggregate amount of cash and a description and statement of the agreed value of other property or services contributed (or to be contributed in the future) by all partners:

2.	Do the limited partners have the power to grant the right to become a limited partner to an assignee of any part of their partnership ☐ Yes ☐ No

If yes, list the terms’ conditions of that power:

3.	Do the limited partners have the right to receive distributions from a partner which includes a return of all or any part of the partner’s contribution ☐ Yes ☐ No

If yes, list the applicable terms:

4.	Do the general partners have the right to make distributions to a partner which includes a return of all or any part of the partner’s contributions? ☐ Yes ☐ No

If yes, list (lie applicable terms:

5.	What are the rights of the remaining general partners to continue the business in the event that a general partner withdraws? List below:

D.	Foreign Limited Partnerships (Title 42:2A)
Set forth the aggregate amount of cash and a description and statement of the agreed value of other property or services contributed (or to be contributed in the future) by all partners: